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                                                                    Exhibit 99.1


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                                  NEWS RELEASE
                                January 17, 2003

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                             KANKAKEE BANCORP, INC.

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        310 South Schuyler Avenue
        P.O. Box 3                                        (815) 937-4440
        Kankakee, IL  60901-0003                    Fax:  (815) 937-3674

For more information contact:                       For Immediate Release
        Michael A. Griffith, Chairman                     (203) 863-0035
        Larry D. Huffman, President and CEO               (815) 937-4440

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                    KANKAKEE BANCORP ORGANIZES FOR THE FUTURE
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         Kankakee, Illinois...(January 17, 2003) The Board of Directors of
Kankakee Bancorp, Inc. (AMEX:KNK) today announced the implementation of a number of organizational changes intended to comply with requirements for public companies under the Sarbanes-Oxley Act of 2002, and to ensure both greater independence on the board and stronger leadership from its independent directors. In addition, the Board announced that it had received the resignation of the Company's President and CEO and has established a procedure for securing his successor.

         Mr. Larry D. Huffman resigned as President and CEO for personal reasons, but has agreed to continue until a successor is hired and will continue to serve as a director on the Board. An ad hoc search committee comprised of all of the independent directors is selecting an executive search firm to assist the Board in recruiting and screening applicants for the CEO position, and the selection process is expected to be completed within four to six months.

         Under Mr. Huffman's leadership, the Company grew steadily over the past two years, increasing its total assets from $460 million to $537 million, substantially increasing its non-interest and fee income, and improving the bank's efficiency ratio from 71% to 60%. The Company's book value increased from $31.11 to $35.26 per share over the same two-year period, while annual dividends to stockholders increased by 25%.

         "I became President during what I considered to be a transition period for the Company, and I never expected this to be a long-term assignment," said Huffman. "Through the combined efforts of supportive boards of directors and a dedicated staff, we have accomplished much that sets the stage for the Company's future success. At the Board's request, I will be continuing until my successor has been hired."

         With a desire to enhance board independence generally and to expand the leadership role of independent directors, two additional changes were also announced. First, William Cheffer, who this past year celebrated his 50th year with KFS Bank, stepped down from his position as Chairman of the Board of the Company so that an independent director could assume this role. Three years ago, Mr. Cheffer agreed to come out of retirement to chair the Kankakee Bancorp Board following the sudden death of James G. Schneider. Mr. Cheffer will continue to serve as a director on the Company's Board. Secondly, Michael A. Stanfa relinquished his seat

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                                                                    Exhibit 99.1

as a director of the Company. Mr. Stanfa will continue in all of his management positions at the Company and the Bank and will also continue in his role as Secretary to the Boards of Directors for the Company and the Bank.

         Mr. Cheffer noted, "Throughout my many years with this organization, I have taken great pride in the fact that our customers, our communities and our employees have always been top considerations for us. Since converting from a mutual to a stock organization ten years ago, we also have conducted our business in a manner that is in the stockholders' best interests. By stepping out of the Chairman's post, an independent director can assume that responsibility. In the current business climate, I believe that this will ultimately best serve our stockholders and customers."

         The Company's Board of Directors also announced that it had unanimously elected Michael A. Griffith to serve as the new Chairman. Mr. Griffith is currently one of Kankakee Bancorp's independent directors and is the former Chairman and Chief Executive Officer of ChiRex Inc., a contract manufacturer of active pharmaceutical ingredients. He is a graduate of Northwestern University's
J. L. Kellogg Graduate School of Management and has nearly 15 years of experience in commercial banking and investment banking. Mr. Griffith commented that, "This is a very solid financial services company that has worked to enhance its performance over the past few years. We are currently taking a very hard look at every aspect of our Company's operations and intend to try to improve performance in every respect. The goals of the independent directors and of the entire board include taking our Company to the next level so that ultimately Kankakee Bancorp will become the premier financial services company in central Illinois."

         In addition to Mr. Griffith, the remaining directors on the Company's Board are all independent directors. The Company's Audit Committee is chaired by Mark L. Smith, the President of Smith, Koelling, Dykstra and Ohm P.C., a certified public accounting firm, and the managing partner of Solutions for Wealth Management, LLC, a financial planning and investment advisory firm. Mr. Smith is a CPA who qualifies as a "financial expert" as defined by Sarbanes-Oxley. The Company's Nominating and Governance Committee is chaired by Brenda L. Baird, the President and Chief Executive Officer of Mobile Communications. The Company's Compensation Committee is chaired by Charles C. Huber, the retired plant manager of Armstrong World Industries. Wesley E. Walker, Chairman of the Riverside Medical Center Foundation Board and the former Executive Director of the local YMCA, is the remaining independent director.

         Additionally, the Company's Board authorized a buyback program and declared a cash dividend for the first quarter of 2003. The buyback program allows the repurchase of up to 20% of the Company's outstanding stock through January 31, 2004. The repurchases may be made through ordinary market transactions, negotiated repurchases or through other means as determined by the Board. The dividend of fifteen cents per share will be paid on February 28, 2003 to stockholders of record on February 7, 2003.

         Kankakee Bancorp, Inc., and KFS Bank, F.S.B., are headquartered in Kankakee, Illinois, which is 60 miles directly south of downtown Chicago. In addition to its main office, the Bank operates fourteen offices in the following Illinois communities: Ashkum, Bourbonnais, Bradley, Braidwood, Champaign, Coal City (2), Diamond, Dwight, Herscher, Hoopeston, Manteno, Momence and Urbana.

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                                                                    Exhibit 99.1

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon belies, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business;
(iv) changes in interest rates and prepayment rates of the Company's assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.